UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 3, 2017

Date of Report (Date of earliest event reported)

SAFETY INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50070	13-4181699
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

20 Custom House Street, Boston, Massachusetts 02110

(Address of principal executive offices including zip code)

(617) 951-0600

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 3, 2017, the Board of Directors (the “Board”) of Safety Insurance Group, Inc. (the “Company”), on the recommendation of the Nominating and Corporate Governance Committee of the Board, elected Thalia Meehan to the Board as a Class III director of the Company, to serve in such capacity until the Company’s 2020 annual meeting of stockholders and until her successor is duly elected and qualified or until her earlier resignation, death or removal. In connection with her election to the Board, Ms. Meehan has also been appointed to serve as a member of the Investment Committee of the Board.

Ms. Meehan, a Chartered Financial Analyst, has over 30 years of experience in the investment sector.  Most recently, Ms. Meehan served as a Team Leader and Portfolio Manager at Putnam Investments, where she previously held other positions such as Head of Municipal Credit Research and Senior Credit Analyst.  Ms. Meehan retired from Putnam Investments in 2016 with 27 years of experience.  Ms. Meehan currently serves on the Board of the Boston Women in Public Finance and was previously a member of the Municipal Securities Rulemaking Board Investor Advisory Group.  Ms. Meehan graduated from Williams College with a B.A. in Mathematics.

In accordance with the Company’s non-employee director compensation policy, Ms. Meehan will receive an annual cash retainer of $75,000 for her service on the Board. The Company will also reimburse Ms. Meehan for all reasonable out-of-pocket expenses incurred in connection with attending meetings of the Board and its committees.  On July 3, 2017, Ms. Meehan was granted 1,000 shares of restricted stock.  Board of Director members must maintain stock ownership equal to at least four times their annual retainer. This requirement must be met within five years of becoming a director.

There are no arrangements or understandings between Ms. Meehan and any other persons pursuant to which she was selected as a director.  There have been no transactions involving Ms. Meehan that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safety Insurance Group, Inc.
(Registrant)

Date: July 3, 2017	By:	/s/ WILLIAM J. BEGLEY, JR
William J. Begley, Jr.
V.P., Chief Financial Officer and Secretary